UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   January 3, 2013

NOVA MINING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-136663	45-2753483
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2903 ½ Frank Gay Rd. Marcellus, New York	13108
(Address of principal executive offices)	(Zip Code)

(315) 558-3702
(Registrant’s telephone number, including area code)

9901 I.H. 10 West Suite 800
San Antonio, Texas 78230
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Director and Officer

On December 28, 2012 James Dilger resigned, effective December 31, 2012, from his position as President, Chief Executive Officer, Chief Financial Officer and Director held at Nova Mining Corporation (the “Company”).His resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

On January 2, 2013 Duncan Bain resigned, effective January 3, 2012, from his position as Senior Vice President of Exploration held at Nova Mining Corporation (the “Company”). His resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

Appointment of Director and Officer

On December 31, 2012, the Board of Directors of the Company (the “Board”) agreed by unanimous written consent to appoint Mr. Carmen Joseph Carbona  as Director, President, Chief Executive Officer and Chief Financial Officer of the Company, effective as of 5:01 PM New York time on December 31, 2012.

Mr. Carbona is currently and has been since July 2005 a pharmaceutical representative for Health Direct, a division of Kinney Drugs and provider to hospitals, nursing homes and clinics of pharmaceutical supplies.

The Company believes that Mr. Carbona’s experience and comprehensive knowledge of dealing with clients and business development will be valuable for achieving strategic growth and business development.

  Item 9.01 Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

17.01	Resignation letter of James Dilger dated as of December 28, 2012 effective December 31, 2012
17.01	Resignation Letter of Duncan Bain dated as of January 2, 2013, effective January 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2013	By:	/s/ Carmen Joseph Carbona
	Name:	Carmen Joseph Carbona
	Title:	CEO, President, CFO & Director

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